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                                                                    Exhibit 23.3


                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Forms S-8 No. 33-24650, No. 33-61914, No. 33-53291, No. 33-53951, No. 33-55305
and No. 33-55991 and Form S-3 No. 33-53575) of our report dated March 19, 1993, with respect to the consolidated financial statements and schedules of Spelling Entertainment Group Inc. (formerly The Charter Company) included in its Annual Report on Form 10-K for the year ended December 31, 1994.


                                                   ERNST & YOUNG LLP


Cincinnati, Ohio
March 27, 1995